Exhibit 10.35.6

SIXTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of November 10, 2017

Between:

LOANDEPOT.COM, LLC, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend (for the sixth time) the Master Repurchase Agreement dated June 3, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated October 19, 2016, the 12/16 Rewarehousing Letter Agreement (defined below), the Second Amendment to Master Repurchase Agreement dated February 28, 2017, the Third Amendment to Master Repurchase Agreement dated June 2, 2017, the Fourth Amendment to Master Repurchase Agreement dated August 31, 2017 and the Fifth Amendment to Master Repurchase Agreement dated October 30, 2017, the “Amended MRA” and as amended hereby and as further supplemented, amended or restated from time to time, the “MRA”), to recognize, and adjust for the fact, that the Facility Amount is now comprised of a Committed Facility Amount and an Uncommitted Facility Amount as provided in the Fourth Amendment to Side Letter of even date herewith, and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there. The Sections of this Amendment are numbered to correspond to the numbering of the Sections of the Amended MRA amended hereby, and are consequently sometimes nonsequential.

2. Definitions; Interpretation

(a) Definitions.

The following new definition is added to Section 2(a), in alphabetical order:

“Sixth Amendment to MRA” means the Sixth Amendment to Master Repurchase Agreement dated November 10, 2017 between the parties.

3. Initiation; Confirmations; Termination

(a) Initiation. The following sentence is added as the new third sentence of Section 3(a):

Each such purchase that is proposed to be funded from the Uncommitted Facility Amount (as defined in the Side Letter) shall be wholly discretionary to Buyer.

7. Conditions Precedent

(b) Conditions Precedent to Transactions. Section 7(b) is amended by replacing the period at the end of Section 7(b)(xvii) with “; and” and adding the following new Section 7(b)(xviii) immediately following that:

(xviii) if the Transaction is proposed to be funded from the Uncommitted Facility Amount, Buyer, in the exercise of its sole and absolute discretion, shall have made an affirmative election to fund the proposed Transaction;

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As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Carolyn Johnson
Carolyn Johnson
Authorized Officer

LOANDEPOT.COM, LLC

By:	/s/ Mike Smith
Mike Smith
Chief Accounting Officer